Securities and Exchange Commission
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 14, 2003

                           XSTREAM BEVERAGE GROUP, INC.
                           ----------------------------
                (Name of Registrant as specified in its charter)

         Nevada                          33-30158-A              62-1386351
         ------                          ----------              ----------
(State or other jurisdiction of       (Commission File          (IRS Employer
incorporation or organization)              No.)             Identification No.)



            621 NW 53rd Street, Suite 141, Boca Raton, Florida 33431
            --------------------------------------------------------
          (Address and telephone number of principal executive offices)

                  INFORMATION TO BE INCLUDED IN THE REPORT

Item  2.  Other Events

On February 14, 2003 the Company received notice from The Florida Brewery Inc. that the proposed agreement to acquire 90% of the issued and outstanding shares of common stock of Florida Brewery has been terminated.

The Company has however, begun the launch of its new energy drink under the name "Yohimbe Energy Drink". The drink is being distributed initially in the South Florida area.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Xstream Beverage Group,  Inc.

    /s/Edward Arioli
----------------------------
BY: Edward Arioli, president
Dated: This 21st day of February 2003